                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-17173 of Nextel Communications, Inc., on Form S-4, of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

McLean, Virginia

December 18, 1996

                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-17173 of Nextel Communications, Inc., on Form S-4, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc. for the year ended December 31, 1995, appearing in the Form 8-K/A, filed on April 26, 1996 with the Securities Exchange Commission, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

McLean, Virginia

December 18, 1996